SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement
[X]   Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                              Cyberlux Corporation
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ]   check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              [Cyberlux Letterhead]

                                  May 27, 2005

Dear Cyberlux Security Holder:

We are pleased to advise that further to our letter December 22, 2004 wherein we announced a $1.5 million financing with four accredited investors, we have again received another financing of $1.5 million from the same four investors with which to build our product inventories for sales and deliveries through the balance of 2005.

Enclosed is a copy of a SCHEDULE 14C that has been filed with the US Securities and Exchange Commission. This document is for your information only and REQUIRES NO ACTION BY OR RESPONSE FROM YOU.

Significant current activities of the Company are documented publicly through press releases. The most recent releases dated May 10, 2005, "Cyberlux Launches Breakthrough Line of Lighting Products"; May 11, 2005, "New Line of Products Promises 15 Years Free From Changing Bulbs"; May 19, 2005, "Cyberlux Urges Hurricane Preparedness"; and May 23, 2005, "Cyberlux Product Announcement Recognized by Sandia National Laboratories" may be viewed at our web site, www.cyberlux.com.

You are encouraged to visit the web site often. The public information contained in these releases will provide you with up to date information relative to the new consumer line of products. As our other product channels are opened, we will inform you via the web site.

Best regards.

Cordially,
Cyberlux Corporation

/s/ MARK D. SCHMIDT
-------------------
Mark D. Schmidt,
President

/s/ DONALD F. EVANS
-------------------
Donald F. Evans,
Chairman

Enclosures

                              CYBERLUX CORPORATION
                        4625 Creekstone Drive, Suite 100
                             Research Triangle Park
                          Durham, North Carolina 27703

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

                                                      Durham, North Carolina
                                                      May 26, 2005

      This information statement has been mailed on or about June 1, 2005 to the stockholders of record on May 24, 2005 (the "Record Date") of Cyberlux Corporation, a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of May 2, 2005. The actions to be taken pursuant to the written consent shall be taken on or about June 21, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                          By Order of the Board of Directors,

                                          /s/ Donald F. Evans
                                          Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MAY 2, 2005

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated May 2, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about June 21, 2005:

1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 300,000,000 shares to 700,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 300,000,000 shares of Common Stock, of which 41,127,001 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company also had 800,000 shares of Series B preferred stock issued and outstanding. Each share of Series B preferred stock is entitled to voting rights equal to ten times the number of shares of Common Stock such holder of Series B Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock. The conversion price is $0.10 per share.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the Series B preferred stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of May 2, 2005, will have voted in favor of the foregoing proposals by resolution dated May 2, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Donald F. Evans holds 275,103 shares of Series B preferred stock, Alan H. Ninneman holds 180,652 shares of Series B preferred stock, John W. Ringo holds 166,915 shares of Series B preferred stock , Mark D. Schmidt holds 101,000 shares of Series B preferred stock and David D. Downing holds 76,330 shares of Series B preferred stock. Combined, they hold 83,255,000 votes out of a total of 113,991,780 possible votes on each matter submitted to the stockholders. Donald F. Evans, Alan H. Ninneman, John W. Ringo, Mark D. Schmidt and David D. Downing are the shareholders who will have voted in favor of the foregoing proposals by resolution dated May 2, 2005.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 21, 2005.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The following tables sets forth, as of May 2, 2005, the number of and percent of the Company's common stock beneficially owned by

      o     all directors and nominees, naming them,

      o     our executive officers,

      o our directors and executive officers as a group, without naming them, and

      o persons or groups known by us to own beneficially 5% or more of our common stock:

      The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from May 2, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of May 2, 2005 have been exercised and converted.

                                                                                           TOTAL VOTES     PERCENTAGE
                                                     NUMBER OF                             ENTITLED TO      OF TOTAL
                                                      SHARES                               BE CAST ON       VOTES ON
NAME AND ADDRESS                                   BENEFICIALLY       PERCENTAGE OF        SHAREHOLDER     SHAREHOLDER
OF OWNER                        TITLE OF CLASS       OWNED(1)           CLASS (2)          MATTERS (3)     MATTERS (4)
---------------------------------------------------------------------------------------------------------------------

Donald F. Evans                 Common Stock       28,965,300 (5)         47.10%          28,965,300 (5)      25.41%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

Mark D. Schmidt                 Common Stock       10,300,000 (6)         23.36%          10,300,000 (6)       9.04%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

Alan H. Ninneman                Common Stock       18,715,200 (7)         35.95%          18,715,200 (7)      16.42%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

John W. Ringo                   Common Stock       17,141,500 (8)         33.82%          17,141,500 (8)      15.04%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

David D. Downing                Common Stock        8,133,000 (9)         19.54%           8,133,000 (9)       7.13%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

All Officers and Directors      Common Stock       83,255,000 (10)        70.18%          83,255,000 (10)     73.04%
As a Group (5 persons)

=====================================================================================================================

Katherine Kurzman               Preferred A                13              7.61%
800 West End Avenue
New York, NY 10025

Lon E. Bell                     Preferred A                10              5.85%
1819 N. Grand Oaks
Altadena, CA 91001

Wilson A. Knott                 Preferred A                10              5.85%
200 Red Bud Lane
Longwood, FL 32779

=====================================================================================================================


                                       5

Donald F. Evans                 Preferred B           275,103             34.39%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

Mark D. Schmidt                 Preferred B           101,000             12.63%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

Alan H. Ninneman                Preferred B           180,652             22.58%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

John W. Ringo                   Preferred B           166,915             20.86%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

David D. Downing                Preferred B            76,330              9.54%
4625 Creekstone Drive, Suite 100
Research Triangle Park
Durham, NC 27703

=====================================================================================================================

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 2, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 33,991,780 common shares; 170.86 Preferred "A" Shares and 800,000 Preferred "B" Shares outstanding as of May 2, 2005.

(3) This column represents the total number of votes each named shareholder is entitled to vote upon matters presented to the shareholders for a vote.

(4) For purposes of calculating the percentage of total votes on shareholder matters, the total number of votes entitled to vote on matters submitted to shareholders is 113,991,780, which includes: one vote for each share of common stock currently outstanding (33,991,780); and 100 votes for each share of Series B preferred stock outstanding (800,000 shares of Series B stock * 100 = 80,000,000).

(5) Includes 275,103 shares of Series B convertible preferred stock convertible into 27,510,300 shares of common stock and the right to cast 27,510,300 votes.

(6) Includes 101,000 shares of Series B convertible preferred stock convertible into 10,100,000 shares of common stock and the right to cast 10,100,000 votes.

(7) Includes 180,652 shares of Series B convertible preferred stock convertible into 18,065,200 shares of common stock and the right to cast 18,065,200 votes.

(8) Includes 166,915 shares of Series B convertible preferred stock convertible into 16,691,500 shares of common stock and the right to cast 16,691,500 votes.

(9) Includes 76,330 shares of Series B convertible preferred stock convertible into 7,633,000 shares of common stock and the right to cast 7,633,000 votes.

(10) Includes 800,000 shares of Series B convertible preferred stock convertible into 80,000,000 shares of common stock and the right to cast 80,000,000 votes.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

      On May 2, 2005, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 300,000,000 to 700,000,000. The Company currently has authorized capital stock of 300,000,000 shares and approximately 33,991,780 shares of Common Stock are outstanding as of May 2, 2005. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      As of the Record Date, a total of 41,127,001 shares of the Company's currently authorized 300,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

      o     Secured Convertible Notes

      To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, LLC, on April 22, 2005 for the sale of (i) $1,500,000 in convertible notes and (ii) warrants to buy 25,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $1,500,000 as follows:

      o     $600,000 was disbursed on April 22, 2005;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $400,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $600,000 pursuant to the Securities Purchase Agreement. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.03 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. As of May 2, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.02 and, therefore, the conversion price for the secured convertible notes was $.01. Based on this conversion price, the $1,500,000 secured convertible notes, excluding interest, were convertible into 150,000,000 shares of our common stock. If the Company's stock price should decrease, the Company will be required to issue substantially more shares, which will cause dilution to the Company's existing stockholders. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

      The full principal amount of the convertible notes are due upon default under certain terms of convertible notes. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the notes under the Securities Act of 1933, as amended, no later than forty-five (45) days from April 22, 2005. In addition, management is also obligated, pursuant to the Securities Purchase Agreement, to vote in favor of an increase in the Company's common stock as well as to recommend such increase to the Company's stockholders. In the event that the increase in the Company's authorized common stock is not approved, an event of default will exist upon the Company's failure to rectify such default within ten days of receipt of a notice of default from the investor and the investor may demand that all interest owed on the secured convertible note be paid in either cash or common stock. Furthermore, upon the event of default, the investors have a first priority security interest in substantially all of our assets and can take possession of them upon an event of default.

      The following are the risks associated with entering into the Securities Purchase Agreement:

There Are a Large Number of Shares Underlying Our Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of May 2, 2005, we had 33,991,780 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 60,000,000 shares of common stock at current market prices and outstanding warrants to purchase 10,000,000 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 90,000,000 shares of common stock at current market prices and issue warrants to purchase 15,000,000 shares of common stock in the near future. Additionally, pursuant to a prior financing with the selling stockholders, we still have outstanding secured convertible notes that may be converted into an estimated 141,294,800 shares of common stock at current market prices and outstanding warrants to purchase 2,250,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of May 4, 2005 of $0.03.

                                           Number         % of
% Below     Price Per   With Discount     of Shares       Outstanding
Market         Share      at 50%          Issuable        Stock
------         -----      ------          --------        -----

25%           $.0225      $.01125         133,333,334     79.69%
50%           $.015       $.0075          200,000,000     85.47%
75%           $.0075      $.00375         400,000,000     92.17%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Secured Convertible Notes May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

      The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the investors convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the secured convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To A Registration Statement May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and plan to register 150,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In April 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $600,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $900,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                             ADDITIONAL INFORMATION

      The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 is being delivered to you with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to John W. Ringo, Secretary, Cyberlux Corporation, 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.


                                          By Order of the Board of Directors,

                                          /s/ Donald F. Evans
                                          -------------------

                                          Donald F. Evans
                                          Chairman of the Board

Durham, North Carolina
May 26, 2005

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CYBERLUX CORPORATION

      The undersigned, being the Chief Executive Officer and Secretary of CYBERLUX CORPORATION, a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

            "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

            The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

            Class            Par Value        Authorized Shares
            -----            ---------        -----------------
            Common           $0.001             700,000,000
            Preferred        $0.001               5,000,000
                                              -------------
            Totals:                             705,000,000"

      2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.


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

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Donald F. Evans, its Chief Executive Officer, and John W. Ringo, its Secretary, this __th day of _______, 2005.

                                    CYBERLUX CORPORATION

                                    By:_______________________________
                                       Donald F. Evans, Chief Executive Officer

                                    By:_______________________________
                                       John W. Ringo, Secretary


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